Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Jane Slusark	515-362-0482, slusark.jane@principal.com

Principal Financial Group Announces Second Quarter 2024 Results

Raises third quarter 2024 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for second quarter 2024.

Second Quarter 2024 Highlights

●	Net income attributable to Principal Financial Group (PFG) of $353 million, or $1.49 per diluted share

●	Non-GAAP net income attributable to PFG, excluding exited business, of $356 million, or $1.50 per diluted share

●	Non-GAAP operating earnings[1] of $386 million, or $1.63 per diluted share

●	Returned $415 million of capital to shareholders, including $250 million of share repurchases and $165 million of common stock dividends

●	Raised third quarter 2024 common stock dividend to $0.72 per share, a 1 cent increase over the second quarter 2024 dividend; the dividend will be payable on September 27, 2024, to shareholders of record as of September 5, 2024

●	Assets under management (AUM) of $699 billion, which is included in assets under administration (AUA) of $1.6 trillion

●	Strong financial position with $1.6 billion of excess and available capital

Dan Houston, chairman, president, and CEO of Principal®

“Our second quarter 2024 results were supported by strong business fundamentals and continued growth, generating nearly $390 million of non-GAAP operating earnings. We remain well positioned to deliver full year guidance as our strategic focus on higher growth markets, combined with our integrated product portfolio and strong distribution relationships, continues to create value and drive growth for customers and shareholders.

We returned $415 million to shareholders in the quarter, including $250 million of share repurchases, delivering on our commitment to return excess capital to shareholders, while maintaining our strong capital position.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

Second Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Net income (loss) attributable to PFG	$353.1	$388.8	(9)%	$1,260.1	$1,548.2	(19)%
Non-GAAP net income attributable to PFG, excluding exited business	$356.2	$324.5	10%	$1,576.1	$1,578.2	0%
Non-GAAP operating earnings	$386.1	$375.8	3%	$1,640.6	$1,540.2	7%

Diluted earnings per common share

Net income (loss) attributable to PFG	$1.49	$1.58	(6)%
Non-GAAP net income (loss) attributable to PFG, excluding exited business	$1.50	$1.32	14%
Non-GAAP operating earnings	$1.63	$1.53	7%

Assets under administration (billions)	$1,620.3	$1,532.8	6%
Assets under management (billions)	$699.2	$674.2	4%

Second Quarter Segment Highlights

●	Retirement and Income Solutions (RIS) net revenue[2] increased 10% from second quarter 2023; 38% operating margin[3]

●	Principal Global Investors (PGI) managed AUM of $513 billion increased 6% over second quarter 2023

●	Specialty Benefits premium and fees increased 8% from second quarter 2023 driven by record year-to-date sales and strong retention

●	Life Insurance business market premium and fees increased 15% from second quarter 2023

2 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

3 Operating margin for RIS = pre-tax operating earnings divided by net revenue.

Segment Results

In millions except percentages, or otherwise noted

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating earnings[4]	$267.8	$232.3	15%	$1,099.3	$892.4	23%
Net revenue	$700.9	$639.9	10%	$2,792.6	$2,522.3	11%
Operating margin	38.2%	36.3%		39.4%	35.4%

●	Pre-tax operating earnings increased $35.5 million primarily due to higher net revenue and operating margin.

●	Net revenue increased $61.0 million primarily due to growth in the business, higher net investment income, and favorable market performance.

Principal Global Investors

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating earnings	$126.9	$125.0	2%	$519.7	$514.7	1%
Operating revenues less pass-through expenses[5]	$379.2	$359.6	5%	$1,520.8	$1,473.7	3%
Operating margin[6]	34.5%	34.9%		34.6%	35.2%
Total PGI assets under management (billions)	$513.2	$485.8	6%
PGI sourced assets under management (billions)	$259.7	$249.8	4%

●	Pre-tax operating earnings increased $1.9 million primarily due to higher operating revenues less pass-through expenses partially offset by higher operating expenses.

●	Operating revenues less pass-through expenses increased $19.6 million primarily due to higher management fees on higher average AUM.

4 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

5 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

6 Operating margin for PGI = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Principal International

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating earnings	$62.5	$63.2	(1)%	$298.5	$283.6	5%
Combined net revenue (at PFG share)[7]	$224.0	$229.4	(2)%	$960.7	$921.8	4%
Operating margin[8]	27.9%	27.6%		31.1%	30.8%
Assets under management (billions)	$171.1	$174.4	(2)%

●	Pre-tax operating earnings decreased slightly primarily due to lower combined net revenue offset by lower operating expenses.

●	Combined net revenue (at PFG share) decreased $5.4 million primarily due to impacts of macroeconomic headwinds in Asia and foreign currency translation.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating earnings	$108.7	$98.1	11%	$477.8	$441.6	8%
Premium and fees	$813.5	$750.2	8%	$3,177.5	$2,927.8	9%
Operating margin[9]	13.4%	13.1%		15.0%	15.1%
Incurred loss ratio	61.5%	62.0%		60.0%	59.5%

●	Pre-tax operating earnings increased $10.6 million due to growth in the business and lower incurred loss ratio.

●	Premium and fees increased $63.3 million driven by record year-to-date sales and strong retention, along with employment and wage growth.

●	Incurred loss ratio improved to 61.5% driven by more favorable underwriting experience in group disability and group life.

7 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our operating margin.

8 Operating margin for PI = pre-tax operating earnings divided by combined net revenue (at PFG share).

9 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating earnings	$23.6	$26.8	(12)%	$79.7	$102.5	(22)%
Premium and fees	$227.0	$229.0	(1)%	$929.4	$913.2	2%
Operating margin	10.4%	11.7%		8.6%	11.2%

●	Pre-tax operating earnings decreased $3.2 million primarily due to a GAAP-only regulatory closed block dividend adjustment.

●	Premium and fees decreased $2.0 million driven by a one-time impact of a risk-reducing YRT reinsurance transaction executed in the quarter.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	2Q24	2Q23	% Change	2Q24	2Q23	% Change
Pre-tax operating losses	$(103.4)	$(97.4)	(6)%	$(395.6)	$(381.0)	(4)%

●	Pre-tax operating losses increased $6.0 million primarily due to higher operating expenses.

Earnings Conference Call

On Friday, July 26, 2024, at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Dan Houston and Executive Vice President and Chief Financial Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

●	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

●	Via telephone by dialing in one of the following numbers 10 minutes prior to the start of the call.

o	877-407-0832 (U.S. and Canadian callers)

o	+1 201-689-8433 (International callers)

●	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2023, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®10

Principal Financial Group® (Nasdaq: PFG) is a global financial company with nearly 20,000 employees11 passionate about improving the wealth and well-being of people and businesses. In business for 145 years, we’re helping approximately 64 million customers11 plan, insure, invest, and retire, while working to support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2024 World’s Most Ethical Companies12, a member of the Bloomberg Gender Equality Index, and a “Best Place to Work in Money Management13.” Learn more about Principal and our commitment to building a better future at principal.com.

10 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

11 As of June 30, 2024

12 Ethisphere, 2024

13 Pensions & Investments, 2023

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Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	2Q24	2Q23	2Q24	2Q23
Net income (loss) attributable to PFG	$ 353.1	$ 388.8	$ 1,260.1	$ 1,548.2
(Income) loss from exited business	3.1	(64.3)	316.0	30.0
Non-GAAP net income (loss) attributable to PFG excluding exited business	$ 356.2	$ 324.5	$ 1,576.1	$ 1,578.2
Net realized capital (gains) losses, as adjusted	29.9	51.3	64.5	(38.0)
Non-GAAP Operating Earnings*	$ 386.1	$ 375.8	$ 1,640.6	$ 1,540.2
Income taxes	100.0	72.2	438.8	313.6
Non-GAAP Pre-Tax Operating Earnings	$ 486.1	$ 448.0	$ 2,079.4	$ 1,853.8

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$ 267.8	$ 232.3	$ 1,099.3	$ 892.4
Principal Asset Management	189.4	188.2	818.2	798.3
Benefits and Protection	132.3	124.9	557.5	544.1
Corporate	(103.4)	(97.4)	(395.6)	(381.0)
Total Segment Pre-Tax Operating Earnings	$ 486.1	$ 448.0	$ 2,079.4	$ 1,853.8

	Per Diluted Share
	Three Months Ended,		Six Months Ended,
	2Q24	2Q23	2Q24	2Q23
Net income (loss)	$ 1.49	$ 1.58	$ 3.72	$ 1.01
(Income) loss from exited business	0.01	(0.26)	(0.64)	1.72
Non-GAAP net income (loss) excluding exited business	$ 1.50	$ 1.32	$ 3.08	$ 2.73
Net realized capital (gains) losses, as adjusted	0.13	0.21	0.20	0.28
Non-GAAP Operating Earnings	$ 1.63	$ 1.53	$ 3.28	$ 3.01
Weighted-average diluted common shares outstanding (in millions)	236.6	245.5	238.0	246.4

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	2Q24	4Q23
Total assets (in billions)	$308.8	$305.0
Stockholders’ equity (in millions)	$11,059.0	$10,961.7
Total common equity (in millions)	$11,013.4	$10,916.0
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,385.2	$12,735.4
End of period common shares outstanding (in millions)	232.3	236.4
Book value per common share	$47.41	$46.18
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$53.32	$53.87

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	2Q24	4Q23
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,059.0	$10,961.7
Noncontrolling interest	(45.6)	(45.7)
Stockholders’ equity available to common stockholders	11,013.4	10,916.0
Cumulative change in fair value of funds withheld embedded derivative	(2,367.5)	(2,027.9)
AOCI, other than foreign currency translation adjustment	3,739.3	3,847.3
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,385.2	$12,735.4

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$47.41	$46.18
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	5.91	7.69
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$53.32	$53.87

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q24	2Q23	2Q24	2Q23
Income Taxes:
Total GAAP income taxes (benefit)	$87.1	$59.9	$269.0	$299.5
Net realized capital gains (losses) tax adjustments	(6.3)	12.7	5.9	(9.9)
Exited business tax adjustments	0.8	(17.1)	93.2	(38.7)
Income taxes related to equity method investments and noncontrolling interest	18.4	16.7	70.7	62.7
Income taxes	$100.0	$72.2	$438.8	$313.6

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$(15.2)	$(72.8)	$50.5	$5.1

Market value adjustments to fee revenues	0.1	0.2	1.2	0.8
Net realized capital gains (losses) related to equity method investments	(3.6)	8.1	(13.4)	5.9
Derivative and hedging-related revenue adjustments	17.0	(5.0)	61.3	(37.2)
Certain variable annuity fees	18.0	18.4	72.7	73.6
Sponsored investment funds and other adjustments	6.9	5.7	24.4	22.3
Capital gains distributed – operating expenses	(11.8)	(7.3)	(82.2)	17.5
Amortization of actuarial balances	(0.1)	0.1	(0.6)	0.1
Derivative and hedging-related expense adjustments	1.1	0.1	1.5	0.1
Market value adjustments of embedded derivatives	(6.0)	5.3	(16.7)	4.0
Market value adjustments of market risk benefits	(8.1)	(4.4)	(65.2)	(31.5)
Capital gains distributed – cost of interest credited	(19.9)	(9.5)	(89.9)	(0.1)
Net realized capital gains (losses) tax adjustments	(6.3)	12.7	5.9	(9.9)
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(2.0)	(2.9)	(14.0)	(12.7)
Total net realized capital gains (losses) after-tax adjustments	(14.7)	21.5	(115.0)	32.9

Net realized capital gains (losses), as adjusted	$(29.9)	$(51.3)	$(64.5)	$38.0

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$-	$-	$-	$(23.6)
Amortization of reinsurance gains (losses)	(417.5)	(20.3)	(453.9)	(68.6)
Other impacts of reinsured business	161.7	(30.0)	55.1	(131.1)
Net realized capital gains (losses) on funds withheld assets	19.0	37.8	112.7	179.2
Change in fair value of funds withheld embedded derivative	232.9	93.9	(123.1)	52.8
Tax impacts of exited business	0.8	(17.1)	93.2	(38.7)
Total income (loss) from exited business	$(3.1)	$64.3	$(316.0)	$(30.0)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q24	2Q23	2Q24	2Q23
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$410.3	$390.1	$1,643.5	$1,599.4
Commissions and other expenses	(31.1)	(30.5)	(122.7)	(125.7)
Operating revenues less pass-through expenses	$379.2	$359.6	$1,520.8	$1,473.7

Principal International Combined Net Revenue (at PFG Share):
Pre-tax operating earnings	$62.5	$63.2	$298.5	$283.6
Combined operating expenses other than pass-through commissions (at PFG share)	161.5	166.2	662.2	638.2
Combined net revenue (at PFG share)	$224.0	$229.4	$960.7	$921.8